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                                                                       EXHIBIT E

                                  SCHEDULE I

                           TO DISTRIBUTION AGREEMENT
              DATED FEBRUARY 22, 1995 (AS REVISED APRIL 11. 1995)
                                    BETWEEN
              THE BEAR STEARNS FUNDS AND BEAR, STEARNS & CO. INC.


Name of Series                       Last Approved           Must be Approved By
--------------                       -------------           -------------------
S&P Stars Portfolio                  February 7, 2000        March 31, 2001
Large Cap Value Portfolio            February 7, 2000        March 31, 2001
Small Cap Value Portfolio            February 7, 2000        March 31, 2001
Total Return Bond Portfolio          February 7, 2000        March 31, 2001
The Insiders Select Portfolio        February 7, 2000        March 31, 2001
Prime Money Market Portfolio         February 7, 2000        March 31, 2001
Focus List Portfolio                 February 7, 2000        March 31, 2001
High Yield Total Return Portfolio    February 7, 2000        March 31, 2001
International Portfolio              February 7, 2000        March 31, 2001
Balanced Portfolio                   February 7, 2000        March 31, 2001
Emerging Markets Debt Portfolio      February 7, 2000        March 31, 2001


                                                  THE BEAR STEARNS FUNDS


                                                  By: /s/ Frank J. Maresca
                                                     ----------------------
Accepted:

BEAR, STEARNS & CO. INC.


By: Doni Fordyce
   ---------------------


As revised:  February 10, 1999